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                                                                     EXHIBIT 4.1

                           THE TOWN AND COUNTRY TRUST

                     ----------------------------------------,
                                  as Depositary

                                       AND

                        THE HOLDERS FROM TIME TO TIME OF
                    THE DEPOSITARY RECEIPTS DESCRIBED HEREIN


                             ------------------------
                                DEPOSIT AGREEMENT
                             ------------------------

                                   Dated as of


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                                      TABLE OF CONTENTS

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                                             ARTICLE I

Definitions....................................................................................  1

                                              ARTICLE II


                                FORM OF RECEIPTS, DEPOSIT OF SHARES,
                                 EXECUTION AND DELIVERY, TRANSFER,
                               SURRENDER AND REDEMPTION OF RECEIPTS


SECTION 2.01.              Form and Transfer of Receipts.......................................  2

SECTION 2.02.              Deposit of Stock; Execution and Delivery
                           of Receipts in Respect Thereof......................................  3

SECTION 2.03.              Registration of Transfer of Receipts................................  4

SECTION 2.04.              Split-ups and Combinations of Receipts;
                           Surrender of Receipts and Withdrawal of Shares......................  4

SECTION 2.05.              Limitations on Execution and Delivery, Transfer,

                           Surrender and Exchange of Receipts..................................  5

SECTION 2.06.              Lost Receipts, etc..................................................  5

SECTION 2.07.              Cancellation and Destruction of Surrendered
                           Receipts............................................................  5

SECTION 2.08.              Redemption of Shares................................................  5

SECTION 2.09.              Excess Depositary Shares............................................  6


                                                 ARTICLE III

                                           CERTAIN OBLIGATIONS OF
                                     HOLDERS OF RECEIPTS AND THE COMPANY


SECTION 3.01.              Filing Proofs, Certificates and Other Information...................  8

SECTION 3.02.              Payment of Taxes or Other Governmental Charges......................  8

SECTION 3.03.              Warranty as to Shares...............................................  8




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                                              ARTICLE IV

                                   THE DEPOSITED SECURITIES; NOTICES

SECTION 4.01.              Cash Distributions....................................................8

SECTION 4.02.              Distributions Other than Cash, Rights, Preferences
                           or Privileges.........................................................9

SECTION 4.03.              Subscription Rights, Preferences or Privileges........................9

SECTION 4.04.              Notice of Dividends, etc.; Fixing Record Date for
                           Holders of Receipts...................................................10

SECTION 4.05.              Voting Rights.........................................................10

SECTION 4.06.              Changes Affecting Deposited Securities and
                           Reclassifications, Recapitalizations, etc.............................10

SECTION 4.07.              Delivery of Reports...................................................11

SECTION 4.08.              Lists of Receipt Holders..............................................11


                                              ARTICLE V

                                 THE DEPOSITARY, THE DEPOSITARY'S
                               AGENTS, THE REGISTRAR AND THE TRUST

SECTION 5.01.              Maintenance of Offices, Agencies and Transfer
                           Books by the Depositary; Registrar................................... 11

SECTION 5.02.              Prevention of or Delay in Performance by the
                           Depositary, the Depositary's Agents, the Registrar
                           or the Trust..........................................................12

SECTION 5.03.              Obligation of the Depositary, the Depositary's Agents,
                           the Registrar and the Trust...........................................12

SECTION 5.04.              Resignation and Removal of the Depositary;
                           Appointment of Successor Depositary...................................13

SECTION 5.05.              Corporate Notices and Reports.........................................14

SECTION 5.06.              Indemnification by the Trust..........................................15

SECTION 5.07.              Charges and Expenses..................................................15

SECTION 5.08.              Tax Compliance........................................................15



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                                              ARTICLE VI

                                       AMENDMENT AND TERMINATION

SECTION 6.01.              Amendment.............................................................15

SECTION 6.02.              Termination...........................................................16


                                             ARTICLE VII

                                            MISCELLANEOUS

SECTION 7.01.              Counterparts..........................................................16

SECTION 7.02.              Exclusive Benefit of Parties..........................................16

SECTION 7.03.              Invalidity of Provisions..............................................17

SECTION 7.04.              Notices...............................................................17

SECTION 7.05.              Appointment of Registrar..............................................17

SECTION 7.06.              Holders of Receipts Are Parties.......................................18

SECTION 7.07.              Governing Law.........................................................18

SECTION 7.08.              Inspection of Deposit Agreement.......................................18

SECTION 7.09.              Headings..............................................................18

SECTION 7.10.              Trust Disclaimer......................................................18


                                      FORM OF DEPOSITARY SHARES

Form of Face of Receipt..........................................................................A-1

Form of Reverse of Receipt.......................................................................A-3
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


         DEPOSIT AGREEMENT, dated as of __________,_____ , among The Town and Country Trust, a Maryland real estate investment trust, and its successors (the "Trust"), ___________________ (the "Depositary"), and the holders from time to time of the Receipts described herein.

         WHEREAS, it is desired to provide, as hereinafter set forth in this Deposit Agreement, for the deposit of [TITLE OF PREFERRED SHARES] of the Trust with the Depositary for the purposes set forth in this Deposit Agreement and for the issuance hereunder of Receipts evidencing Depositary Shares in respect of the Shares so deposited; and

         WHEREAS, the Receipts are to be substantially in the form of Exhibit A annexed hereto, with appropriate insertions, modifications and omissions, as hereinafter provided in this Deposit Agreement;

         NOW, THEREFORE, in consideration of the promises contained herein, the parties hereto agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

         The following definitions shall, for all purposes, unless otherwise indicated, apply to the respective terms used in this Deposit Agreement:

         "Articles" shall mean the Articles Supplementary filed with the Maryland Department of Taxation and Assessments establishing the Shares as a series of preferred stock of the Trust as such may be amended from time to time in accordance with its terms.

         "Deposit Agreement" shall mean this Deposit Agreement, as amended or supplemented from time to time.

         "Depositary" shall mean________________________and any successor as Depositary hereunder.

         "Depositary Shares" shall mean the depositary shares provided for herein, each representing _____ of a Share evidenced by a Receipt.

         "Depositary's Agent" shall mean an agent appointed by the Depositary pursuant to Section 5.01 and shall include the Registrar if such Registrar is not the Depositary.

         "Depositary's Office" shall mean the principal office of the Depositary at ___________, which at any particular time its depositary receipt business shall be administered.

         "Receipt" shall mean one of the Depositary Receipts, substantially in the form set forth as Exhibit A hereto, issued hereunder, whether in definitive or temporary form and evidencing the number of Depositary Shares held of record by the record holder of such Depositary Shares.

         "record holder" or "holder" as applied to a Receipt shall mean the person in whose name a Receipt is registered on the books of the Depositary or any register of any Registrar maintained for such purpose.

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         "Registrar" shall mean the Depositary or such other bank or trust company which shall be appointed to register ownership and transfers of Receipts as herein provided.

         "Securities Act" shall mean the Securities Act of 1933, as amended from time to time.

         "Shares" shall mean the Trust's____% Preferred Shares of Beneficial Interest, $_______ liquidation value per share.


                                   ARTICLE II

                      FORM OF RECEIPTS, DEPOSIT OF SHARES,
                        EXECUTION AND DELIVERY, TRANSFER,
                      SURRENDER AND REDEMPTION OF RECEIPTS

         SECTION 2.01. FORM AND TRANSFER OF RECEIPTS. Definitive Receipts shall be engraved or printed or lithographed on steel-engraved borders, with appropriate insertions, modifications and omissions, as hereinafter provided, if required by any securities exchange on which the Receipts are listed. Pending the preparation of definitive Receipts or if definitive Receipts are not required by any securities exchange on which the Receipts are listed, the Depositary, upon the written order of the Trust or any holder of Shares, as the case may be, delivered in compliance with Section 2.02, shall execute and deliver temporary Receipts which are printed, lithographed, typewritten, mimeographed or otherwise substantially of the tenor of the definitive Receipts in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the persons executing such Receipts may determine, as evidenced by their execution of such Receipts. If temporary Receipts are issued, the Trust and the Depositary will cause definitive Receipts to be prepared without unreasonable delay. After the preparation of definitive Receipts, the temporary Receipts shall be exchangeable for definitive Receipts upon surrender of the temporary Receipts at the Depositary's Office or at such other place or places as the Depositary shall determine, without charge to the holder. Upon surrender for cancellation of any one or more temporary Receipts, the Depositary shall execute and deliver in exchange therefor definitive Receipts representing the same number of Depositary Shares as represented by the surrendered temporary Receipt or Receipts registered in the name of the holder of the temporary Receipt. Such exchange shall be made at the Trust's expense and without any charge to the holder therefor. Until so exchanged, the temporary Receipts shall in all respects be entitled to the same benefits under this Agreement, and with respect to the Shares, as definitive Receipts.

                  Receipts shall be executed by the Depositary by the manual signature of a duly authorized officer of the Depositary; PROVIDED that such signature may be a facsimile if a Registrar for the Receipts (other than the Depositary) shall have been appointed and such Receipts are countersigned by a manual signature of a duly authorized officer of the Registrar. No Receipt shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose unless it shall have been executed manually by a duly authorized officer of the Depositary or, if a Registrar for the Receipts (other than the Depositary) shall have been appointed, by manual or facsimile signature of a duly authorized officer of the Depositary and countersigned, manually, by a duly authorized officer of such Registrar. The Depositary shall record on its books each Receipt so signed and delivered as hereinafter provided. The manual or facsimile signatures of individuals who were at any time authorized signatories of the Depositary or the Registrar, as the case may be, shall constitute adequate signatures hereunder, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the delivery of Receipts bearing such signatures or did not hold such office on the date of delivery of such Receipts.

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                   Receipts shall be in denominations of any number of whole
Depositary Shares. The Trust shall deliver to the Depositary from time to time such quantities of blank Receipts as the Depositary may request to enable the Depositary to perform its obligations under this Deposit Agreement.

                  Receipts may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Deposit Agreement as may be required by the Depositary or required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange upon which the Shares, the Depositary Shares or the Receipts may be listed or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts are subject.

                   Title to any Receipt and to the Depositary Shares evidenced by a Receipt, which is properly endorsed or accompanied by a properly executed instrument of transfer, shall be transferable by delivery with the same effect as in the case of a negotiable instrument; PROVIDED, HOWEVER, that until transfer of a Receipt shall be registered on the books of the Depositary as provided in Section 2.03, the Depositary may, notwithstanding any notice to the contrary, treat the record holder thereof at such time as the absolute owner thereof for the purpose of determining the person entitled to distributions of dividends or other distributions or to any notice provided for in this Deposit Agreement and for all other purposes.

                   The Depositary shall not lend any Shares deposited hereunder.

                   SECTION 2.02. DEPOSIT OF SHARES; EXECUTION AND DELIVERY OF RECEIPTS IN RESPECT THEREOF. Subject to the terms and conditions of this Deposit Agreement, the Trust or any holder of Shares may from time to time deposit Shares under this Deposit Agreement by delivery to the Depositary of a certificate or certificates for the Shares to be deposited, properly endorsed or accompanied, if required by the Depositary, by a duly executed instrument of transfer or endorsement in form satisfactory to the Depositary, together with all such certifications as may be required by the Depositary in accordance with the provisions of this Deposit Agreement, and together with a written order of the Trust or such holder, as the case may be, directing the Depositary to execute and deliver to, or upon the written order of, the person or persons stated in such order a Receipt or Receipts for the number of Depositary Shares representing such deposited Shares.

                  Deposited Shares shall be held by the Depositary at the Depositary's Office or at such other place or places as the Depositary shall determine.

                  If required by the Depositary, Shares presented for deposit at any time (except for the initial deposit of Shares and any subsequent deposit by the Trust), whether or not the register of shareholders of the Trust is closed, shall also be accompanied by an agreement or assignment, or other instrument satisfactory to the Depositary, that will provide for the prompt transfer to the Depositary or its nominee of any dividend or right to subscribe for additional shares or to receive other property that any person in whose name the Shares is or has been registered may thereafter receive upon or in respect of such deposited Shares, or in lieu thereof such agreement of indemnity or other agreement as shall be satisfactory to the Depositary.

                  Upon receipt by the Depositary of a certificate or certificates for Shares deposited in accordance with the provisions of this Section, together with the other documents required as above specified, and upon recordation of the Shares on the books of the Trust in the name of the Depositary or its nominee, the Depositary, subject to the terms and conditions of this Deposit Agreement, shall execute and deliver, to or upon the order of the person or persons named in the written order delivered to the Depositary referred to in the first paragraph of this Section, a Receipt or Receipts for the whole number of Depositary Shares representing the Shares so deposited and registered in such name or names as may be requested by such person or persons. The Depositary shall execute and deliver such Receipt or Receipts at the Depositary's Office or such other offices, if any, as the Depositary may designate. Delivery at other offices shall be at the risk and expense of the person requesting such delivery.

                   SECTION 2.03. REGISTRATION OF TRANSFER OF RECEIPTS. Subject to the terms and conditions of this Deposit Agreement, the Depositary shall register on its books from time to time transfers of Receipts upon any surrender thereof by the holder in person or by duly authorized attorney, properly endorsed or accompanied by a properly executed instrument of transfer together with evidence of the payment of any transfer taxes as may be required by law. Thereupon, the Depositary shall execute a new Receipt or Receipts evidencing the same aggregate number of Depositary Shares as those evidenced by the Receipt or Receipts surrendered and deliver such new Receipt or Receipts to or upon the order of the person entitled thereto.

                  SECTION 2.04. SPLIT-UPS AND COMBINATIONS OF RECEIPTS; SURRENDER OF RECEIPTS AND WITHDRAWAL OF SHARES. Upon surrender of a Receipt or Receipts at the Depositary's office or at such other offices as it may designate for the purpose of effecting a split-up or combination of such Receipt or Receipts, and subject to the terms and conditions of this Deposit Agreement, the Depositary shall execute and deliver a new Receipt or Receipts in the authorized denomination or denominations requested, evidencing the aggregate number of Depositary Shares evidenced by the Receipt or Receipts surrendered, provided, however, that the Depositary shall not issue any Receipt evidencing a fractional Depositary Share.

                  Any holder of a Receipt or Receipts representing any number of whole Shares may (unless the related Depositary Shares have previously been called for redemption) withdraw the Shares and all money and other property, if any, represented thereby by surrendering such Receipt or Receipts, at the Depositary's Office or at such other offices as the Depositary may designate for such withdrawals. Thereafter, without unreasonable delay, the Depositary shall deliver to such holder or to the person or persons designated by such holder as hereinafter provided, the number of whole Shares and all money and other property, if any, represented by the Receipt or Receipts so surrendered for withdrawal, but holders of such whole Shares will not thereafter be entitled to deposit such Shares hereunder or to receive Depositary Shares therefor. If a Receipt delivered by the holder to the Depositary in connection with such withdrawal shall evidence a number of Depositary Shares in excess of the number of Depositary Shares representing the number of whole Shares to be so withdrawn, the Depositary shall at the same time, in addition to such number of whole shares of Shares and such money and other property, if any, to be so withdrawn, deliver to such holder, or upon his order, a new Receipt evidencing such excess number of Depositary Shares, provided, however, that the Depositary shall not issue any Receipt evidencing a fractional Depositary Share. Delivery of the Shares and money and other property being withdrawn may be made by the delivery of such certificates, documents of title and other instruments as the Depositary may deem appropriate which, if required by the Depositary shall be properly endorsed or accompanied by proper instruments of transfer.

                   If the Shares and the money and other property being withdrawn are to be delivered to a person or persons other than the record holder of the Receipt or Receipts being surrendered for withdrawal of Shares, such holders shall execute and deliver to the Depositary a written order so directing the Depositary and the Depositary may require that the Receipt or Receipts surrendered by such holder for withdrawal of such Shares be properly endorsed in blank or accompanied by a properly executed instrument of transfer.

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                   Delivery of the Shares and the money and other property, if any, represented by Receipts surrendered for withdrawal shall be made by the Depositary at the Depositary's Office, except that, at the request, risk and expense of the holder surrendering such Receipt or Receipts and for the account of the holder thereof, such delivery may be made at such other place as may be designated by such holder.

                  SECTION 2.05. LIMITATIONS ON EXECUTION AND DELIVERY, TRANSFER, SURRENDER AND EXCHANGE OF RECEIPTS. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination, surrender or exchange of any Receipt, the Depositary, any of the Depositary's Agents or the Trust may require payment to it of a sum sufficient for the payment (or, in the event that the Depositary or the Trust shall have made such payment, the reimbursement to it) of any charges or expenses payable by the holder of a Receipt pursuant to Sections 3.02 and 5.07, may require the production of evidence satisfactory to it as to the identity and genuineness of any signature and may also require compliance with such regulations, if any, as the Depositary or the Trust may establish consistent with the provisions of this Deposit Agreement.

                   The deposit of Shares may be refused, the delivery of Receipts against Shares may be suspended, the registration of transfer of Receipts may be refused and the registration of transfer, surrender, exchange, split-up or combination of outstanding Receipts may be suspended (i) during any period when the register of Shareholders of the Trust is closed or (ii) if any such action is deemed necessary or advisable by the Depositary, any of the Depositary's Agents or the Trust at any time or from time to time because of any requirement of law or of any government or governmental body or commission or under any provision of this Deposit Agreement.

                   SECTION 2.06. LOST RECEIPTS, ETC. In case any Receipt shall be mutilated, destroyed, lost or stolen, the Depositary in its discretion may execute and deliver a Receipt of like form and tenor in exchange and substitution for such mutilated Receipt, or in lieu of and in substitution for such mutilated, destroyed, lost or stolen Receipt, upon (i) the filing by the holder thereof with the Depositary of evidence satisfactory to the Depositary of such mutilation, destruction or loss or theft of such Receipt, of the authenticity thereof and of his or her ownership thereof and (ii) the furnishing of the Depositary with reasonable indemnification satisfactory to it and (iii) the payment of any expense (including fees, charges and expenses of the Depositary) in connection with such execution and delivery.

                  SECTION 2.07. CANCELLATION AND DESTRUCTION OF SURRENDERED RECEIPTS. All Receipts surrendered to the Depositary or any Depositary's Agent shall be canceled by the Depositary. Except as prohibited by applicable law or regulation, the Trust is authorized to destroy all Receipts so canceled.

                  SECTION 2.08. REDEMPTION OF SHARES. Whenever the Trust shall be permitted and shall elect to redeem Shares in accordance with the provisions of the Articles, it shall (unless otherwise agreed to in writing with the Depositary) give or cause to be given to the Depositary not less than 40 days' and not more than 70 days' notice of the date of such proposed redemption (the "Redemption Date") and of the number of such Shares held by the Depositary to be so redeemed and the applicable redemption price, as set forth in the Articles, which notice shall be accompanied by a certificate from the Trust stating that such redemption of Shares is in accordance with the provisions of the Articles. On the date of such redemption, provided that the Trust shall then have paid or caused to be paid in full to the Depositary the redemption price of the Shares to be redeemed, plus an amount equal to any accrued and unpaid dividends thereon to the date fixed for redemption, in accordance with the provisions of the Articles, the Depositary shall redeem the number of

Depositary Shares representing such Shares. The Depositary shall mail notice of the Trust's redemption of Shares and the proposed simultaneous redemption of the number of Depositary Shares representing the Shares to be redeemed by first class mail, postage prepaid, not less than 30 and not more than 60 days prior to the Redemption Date to the record holders of the Receipts evidencing the Depositary Shares to be so redeemed, at the address of such holders as they appear on the records of the Depositary; but neither failure to mail any such notice of redemption of Depositary Shares to one or more such holders nor any defect in any notice of redemption of Depositary Shares to one or more such holders shall affect the sufficiency of the proceedings for redemption as to the other holders. The Trust will provide the Depositary with the information necessary for the Depositary to prepare such notice and each such notice shall state: (i) the Redemption Date; (ii) the number of Depositary Shares to be redeemed and, if less than all the Depositary Shares held by any such holder are to be redeemed, the number of such Depositary Shares held by such holder to be so redeemed; (iii) the redemption price; (iv) the place or places where Receipts evidencing Depositary Shares are to be surrendered for payment of the redemption price; and (v) that dividends in respect of the Shares represented by the Depositary Shares to be redeemed will cease to accrue on such Redemption Date, unless the Trust shall default in delivering the money or other property payable by the Trust at the date and place specified by such notice. In case less than all the outstanding Depositary Shares are to be redeemed, the Depositary Shares to be so redeemed shall be selected by the Depositary by lot or pro rata (as nearly as may be) or by any other method, in each case, as determined by the Depositary in its sole discretion to be equitable.

                  Notice having been mailed by the Depositary as aforesaid, from and after the Redemption Date (unless the Trust shall have failed to provide the funds necessary to redeem the Shares evidenced by the Depositary Shares called for redemption) (i) dividends on the Shares so called for redemption shall cease to accrue from and after such date, (ii) the Depositary Shares being redeemed from such proceeds shall be deemed no longer to be outstanding, (iii) all rights of the holders of Receipts evidencing such Depositary Shares (except the right to receive the redemption price) shall, to the extent of such Depositary Shares, cease and terminate, and (iv) upon surrender in accordance with such redemption notice of the Receipts evidencing any such Depositary Shares called for redemption (properly endorsed or assigned for transfer, if the Depositary or applicable law shall so require), such Depositary Shares shall be redeemed by the Depositary at a redemption price per Depositary Share equal to one-_________ of the redemption price per share paid with respect to the Shares plus all money and other property, if any, represented by such Depositary Shares, including all amounts paid by the Trust in respect of dividends which on the Redemption Date have accumulated on the Shares to be so redeemed and have not theretofore been paid. The foregoing shall be subject further to the terms and conditions of the Articles.

                  The Depositary shall not be required (a) to issue, transfer or exchange any Receipts for a period beginning at the close of business on the day the Trust first publicly announces the redemption of Shares and ending at the close of business on the day the Depositary mails the notices of redemption of Depositary Shares or (b) to transfer or exchange for another Receipt any Receipt evidencing Depositary Shares called or being called for redemption (except, in the case of a redemption in part, the transfer or exchange of the unredeemed portion of such Receipt).

                  If fewer than all of the Depositary Shares evidenced by a Receipt are called for redemption the Depositary will deliver to the holder of such Receipt upon its surrender to the Depositary, together with the redemption payment, a new Receipt evidencing the Depositary Shares evidenced by such prior Receipt and not called for redemption.

                  SECTION 2.09 EXCESS DEPOSITARY SHARES. Where Shares on deposit with the Depositary are converted into Excess Shares under the terms of the Trust's Declaration of Trust, as the same may be amended or supplemented from time to time (the "Declaration of Trust"), a corresponding number of Depositary Shares shall be converted, without any additional act on the part of the Trust, into a separate class of Depositary Shares to be denominated "Excess Depositary Shares". The Depositary Shares so converted shall be those owned by the person whose ownership of Shares in excess of the Limit caused Shares on deposit to be converted into Excess Shares. In the event of an ambiguity in determining which Depositary Shares have been converted into Excess Depositary Shares, the Trust shall have the authority to make the determination. Excess Depositary Shares shall be entitled only to those distributions on or payments received with respect to (including the proceeds from any redemption of) the corresponding Excess Shares held by the Depositary and the holder of such Excess Depositary Shares shall not be entitled to exercise voting rights in respect of such Excess Depositary Shares in excess of the voting rights associated with the corresponding Excess Shares held by the Depositary. For purposes of applying the provisions of Article 2, Section 7 of the Declaration of Trust, the acquisition, holding, ownership or disposition of Depositary Shares or Excess Depositary Shares shall be treated as the acquisition, holding, ownership or disposition, as the case may be, of Shares or Excess Shares and shall be subject to the provisions of Article 2, Section 7 of the Declaration of Trust in the same manner as if the Depositary Shares or Excess Depositary Shares were Shares or Excess Shares. Terms used but not defined in this Section 2.09 are used herein as defined for purposes of Article 2, Section 7 of the Declaration of Trust.

                  Each person who is a beneficial owner or constructive owner of Depositary Shares and each person (including the owner of record) who is holding Depositary Shares for a beneficial or constructive owner shall provide to the Trust such information as the Trust may in good faith request in connection with determining the Trust's status as a real estate investment trust. The Depositary hereby agrees to transmit written statements from the Trust requesting information with respect to the direct, beneficial and constructive ownership of Depositary Shares to the holders of Depositary Shares and to provide the Trust with the responses received in connection with such requests. The Depositary also hereby agrees to provide the Trust with a list of the record holders of the Depositary Shares and such other information concerning the direct, beneficial and constructive ownership of Depositary Shares as the Trust may reasonably request.

                  Each Receipt shall bear the following legend:

                  "The Town and Country Trust (the "Trust") will furnish without charge to each receipt holder who so requests a copy of the Deposit Agreement and a statement or summary of the Declaration of Trust establishing the powers, designations, preferences and relative, participating, optional or other specified rights of the ____% Preferred Shares and each other class of preferred shares or series thereof or other shares which the Trust is authorized to issue and of the qualifications, limitations or restrictions of such preferences and/or rights. Any such request should be addressed to The Town and Country Trust, Suite 1700, 100 S. Charles Street, Baltimore, Maryland 21201; Attention:
                  President.

                  This Receipt, the Depositary Shares and the Shares are subject to restrictions on transfer for the purpose of the Trust's maintenance of its status as a Real Estate Investment Trust under the Internal Revenue Code of 1986, as amended (the "Code"). With certain further restrictions and exceptions set forth in the Declaration, no person may beneficially own Depositary Shares, Shares and/or other shares of the Trust in excess of 5.0% (or such greater percentage as may be determined by the Board of Trustees of the Trust) of the lesser of the number or value of the outstanding shares of beneficial interest and Depositary Shares of the Trust (unless such person specifically shall have been exempted by the Board of Trustees). Any Receipt, Depositary Shares and/or Shares held in excess of the above limitations may be subject to mandatory redemption in certain events and to limitations on the associated rights to receive distributions from the Trust or to exercise voting rights, and certain purported acquisitions of Receipts, Depositary Shares and/or Shares in excess of such limitations, or which would result in the disqualification of the Trust as a Real Estate Investment Trust under the Code, shall be void AB INITIO. All capitalized terms in this legend have the meanings set forth in the Declaration, a copy of which, including the restrictions on transfer, will be sent without charge to each shareholder who so requests."


                                   ARTICLE III

                             CERTAIN OBLIGATIONS OF
                        HOLDERS OF RECEIPTS AND THE TRUST

                  SECTION 3.01. FILING PROOFS, CERTIFICATES AND OTHER INFORMATION. Except for the initial deposit of Shares by the Trust and any subsequent deposit by the Trust, any holder of a Receipt may be required from time to time to file such proof of residence, or other matters or other information, to execute such certificates and to make such representations and warranties as the Depositary or the Trust may reasonably deem necessary or proper. The Depositary or the Trust may withhold the delivery, or delay the registration of transfer, redemption or exchange, of any Receipt or the withdrawal or conversion of the Shares represented by the Depositary Shares evidenced by any Receipt or the distribution of any dividend or other distribution or the sale of any rights or of the proceeds thereof until such proof or other information is filed or such certificates are executed or such representations and warranties are made.

                  SECTION 3.02. PAYMENT OF TAXES OR OTHER GOVERNMENTAL CHARGES. Holders of Receipts shall be obligated to make payments to the Depositary of certain charges and expenses, as provided in Section 5.07. Registration of transfer of any Receipt or any withdrawal of Shares and all money or other property, if any, represented by the Depositary Shares evidenced by such Receipt may be refused until any such payment due is made, and any dividends or other distributions may be withheld or any part of or all the Shares or other property represented by the Depositary Shares evidenced by such Receipt and not theretofore sold may be sold for the account of the holder thereof (after attempting by reasonable means to notify such holder prior to such sale), and such dividends, interest payments or other distributions or the proceeds of any such sale may be applied to any payment of such charges or expenses, the holder of such Receipt remaining liable for any deficiency.

                  SECTION 3.03. WARRANTY AS TO SHARES. The Trust hereby represents and warrants that the Shares, when issued, will be duly authorized, validly issued, fully paid and nonassessable, free of preemptive rights and any lien, claim or encumbrance, and entitled to the rights set forth in the Articles. Such representation and warranty shall survive the deposit of the Shares and the issuance of Receipts.


                                   ARTICLE IV

                        THE DEPOSITED SECURITIES; NOTICES

                  SECTION 4.01. CASH DISTRIBUTIONS. Whenever the Depositary shall receive any cash dividend or other cash distribution on Shares, the Depositary shall, subject to Sections 3.01 and 3.02, distribute to record holders of Receipts on the record date fixed pursuant to Section 4.04 such amounts of such dividend or distribution as are, as nearly as practicable, in proportion to the respective numbers of Depositary Shares evidenced by the Receipts held by such holders; PROVIDED, HOWEVER, that in case the Trust or the Depositary shall be required to withhold and shall withhold from any cash dividend or other cash distribution in respect of the Shares an amount on account of taxes or as otherwise required by law, regulation or court process, the amount made available for distribution or distributed in respect of Depositary Shares shall be reduced accordingly. In the event that the calculation of any such cash dividend or other cash distribution to be paid to any record holder on the aggregate number of Depositary Receipts held by such holder results in an amount which is a fraction of a cent, the amount the Depositary shall distribute to such record holder shall be rounded to the next highest whole cent; and upon request of the Depositary, the Trust shall pay the additional amount to the Depositary for distribution.

                  SECTION 4.02. DISTRIBUTIONS OTHER THAN CASH, RIGHTS, PREFERENCES OR PRIVILEGES. Whenever the Depositary shall receive any distribution other than cash, rights, preferences or privileges upon Shares, the Depositary shall, subject to Sections 3.01 and 3.02, distribute to record holders of Receipts on the record date fixed pursuant to Section 4.04 such amounts of the securities or property received by it as are, as nearly as practicable, in proportion to the respective numbers of Depositary Shares evidenced by the Receipts held by such holders, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution. If in the opinion of the Depositary such distribution cannot be made proportionately among such record holders, or if for any other reason (including any requirement that the Trust or the Depositary withhold an amount on account of taxes) the Depositary deems such distribution not to be feasible, the Depositary may adopt such method as it deems equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, at such place or places and upon such terms as it may deem proper. The net proceeds of any such sale shall, subject to Sections 3.01 and 3.02, be distributed or made available for distribution, as the case may be, by the Depositary to record holders of Receipts as provided by Section 4.01 in the case of a distribution received in cash.

                  SECTION 4.03. SUBSCRIPTION RIGHTS, PREFERENCES OR PRIVILEGES. If the Trust shall at any time offer or cause to be offered to the persons in whose names Shares are recorded on the books of the Trust any rights, preferences or privileges to subscribe for or to purchase any securities or any rights, preferences or privileges of any other nature, such rights, preferences or privileges shall in each such instance be made available by the Depositary to the record holders of Receipts in such manner as the Depositary may determine, either by the issue to such record holders of warrants representing such rights, preferences or privileges or by such other method as may be approved by the Depositary in its discretion with the approval of the Trust; PROVIDED, HOWEVER, that (i) if at the time of issue or offer of any such rights, preferences or privileges the Depositary determines that it is not lawful or (after consultation with the Trust) not feasible to make such rights, preferences or privileges available to holders of Receipts by the issue of warrants or otherwise, or (ii) if and to the extent so instructed by holders of Receipts who do not desire to exercise such rights, preferences or privileges, then the Depositary, in its discretion (with approval of the Trust, in any case where the Depositary has determined that it is not feasible to make such rights, preferences or privileges available), may, if applicable laws or the terms of such rights, preferences or privileges permit such transfer, sell such rights, preferences or privileges at a public or private sale and upon such terms as it may deem proper. The net proceeds of any such sale shall, subject to Sections
3.01 and 3.02, be distributed by the Depositary to the record holders of Receipts entitled thereto as provided by Section 4.01 in the case of a distribution received in cash.

                  If registration under the Securities Act of the securities to which any rights, preferences or privileges relate is required in order for holders of Receipts to be offered or sold the securities to which such rights, preferences or privileges relate, the Trust will file promptly a registration statement pursuant to such Act with respect to such rights, preferences or privileges and securities and use its best efforts and take all steps available to it to cause such registration statement to become effective sufficiently in advance of the expiration of such rights, preferences or privileges to enable such holders to exercise such rights, preferences or privileges. In no event shall the Depositary make available to the holders of Receipts any right, preference or privilege to subscribe for or to purchase any securities unless and until it has received written notice from the Trust that such registration statement shall have become effective, or that the offering and sale of such securities to such holders are exempt from registration under the provisions of the Securities Act and the Trust shall have provided to the Depositary an opinion of counsel to such effect.

                  If any other action under the laws of any jurisdiction or any governmental or administrative authorization, consent or permit is required in order for such rights, preferences or privileges to be made available to holders of Receipts, the Trust will use its reasonable best efforts to take such action or obtain such authorization, consent or permit sufficiently in advance of the expiration of such rights, preferences or privileges to enable such holders to exercise such rights, preferences or privileges.

                  SECTION 4.04. NOTICE OF DIVIDENDS, ETC.; FIXING RECORD DATE FOR HOLDERS OF RECEIPTS. Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or if rights, preferences or privileges shall at any time be offered, with respect to Shares, or whenever the Depositary shall receive notice of any meeting at which holders of Shares are entitled to vote or of which holders of Shares are entitled to notice, or whenever the Depositary and the Trust shall decide it is appropriate, the Depositary shall in each such instance fix a record date (which shall be the same date as the record date fixed by the Trust with respect to or otherwise in accordance with the terms of the Shares) for the determination of the holders of Receipts who shall be entitled to receive such dividend, distribution, rights, preferences or privileges or the net proceeds of the sale thereof, or to give instructions for the exercise of voting rights at any such meeting, or who shall be entitled to notice of such meeting or for any other appropriate reasons.

                  SECTION 4.05. VOTING RIGHTS. Upon receipt of notice of any meeting at which the holders of Shares are entitled to vote, the Depositary shall, as soon as practicable thereafter, mail to the record holders of Receipts a notice which shall contain (i) such information as is contained in such notice of meeting and (ii) a statement that the holders may, subject to any applicable restrictions, instruct the Depositary as to the exercise of the voting rights pertaining to the number of Shares represented by their respective Depositary Shares (including an express indication that instructions may be given to the Depositary to give a discretionary proxy to a person designated by the Trust) and a brief statement as to the manner in which such instructions may be given. Upon the written request of the holders of Receipts on the relevant record date, the Depositary shall endeavor insofar as practicable to vote or cause to be voted, in accordance with the instructions set forth in such requests, the maximum number of whole Shares represented by the Depositary Shares evidenced by all Receipts as to which any particular voting instructions are received. The Trust hereby agrees to take all reasonable action which may be deemed necessary by the Depositary in order to enable the Depositary to vote such Shares or cause such Shares to be voted. In the absence of specific instructions from the holder of a Receipt, the Depositary will not vote (but, at its discretion, may appear at any meeting with respect to such Shares unless directed to the contrary by the holders of all the Receipts) to the extent of the Shares represented by the Depositary Shares evidenced by such Receipt.

                  SECTION 4.06. CHANGES AFFECTING DEPOSITED SECURITIES AND RECLASSIFICATIONS, RECAPITALIZATIONS, ETC. Upon any change in par or stated value or liquidation preference, split-up, combination or any other reclassification of the Shares, or upon any recapitalization, reorganization, merger, consolidation, mandatory share exchange or other similar business combination affecting the Trust or to which it is a party or sale of all or substantially all of the Trust's assets, the Depositary may in its discretion with the approval of, and shall upon the instructions of, the Trust, and (in either case) in such manner as the Depositary may deem equitable, (i) make such adjustments as are certified by the Trust in (a) the fraction of an interest represented by one Depositary Share in one Share and (b) the ratio of the redemption price per Depositary Share to the redemption price of a share, in each case as may be necessary fully to reflect the effects of such change in par or stated value or liquidation preference, split-up, combination or other reclassification of Shares, or of such recapitalization, reorganization, merger, consolidation, share exchange, business combination or sale and (ii) treat any securities which shall be received by the Depositary in exchange for or upon conversion of or in respect of the Shares as new deposited securities so received in exchange for or upon conversion or in respect of such Shares. In any such case the Depositary, may in its discretion, with the approval of the Trust, execute and deliver additional Receipts or may call for the surrender of all outstanding Receipts to be exchanged for new Receipts specifically describing such new deposited securities. Anything to the contrary herein notwithstanding, holders of Receipts shall have the right from and after the effective date of any such change in par or stated value or liquidation preference, split-up combination or other reclassification of the Shares or any such recapitalization, reorganization, merger, consolidation, share exchange, business combination or sale to surrender such receipts to the Depositary with instructions to convert, exchange or surrender the Shares represented thereby only into or for, as the case may be, the kind and amount of shares of stock and other securities and property and cash into which the Shares represented by such Receipts might have been converted or for which such Shares might have been exchanged or surrendered immediately prior to the effective date of such transaction.

                  SECTION 4.07. DELIVERY OF REPORTS. The Depositary shall furnish to holders of Receipts any reports and communications received from the Trust which are received by the Depositary as the holder of Shares.

                  SECTION 4.08. LIST OF RECEIPT HOLDERS. Promptly upon request from time to time by the Trust, the Depositary shall furnish to it a list, as of the most recent practicable date, of the names, addresses and holdings of Depositary Shares of all record holders of Receipts. The Trust shall be entitled to receive such list twice annually without charge.

                                    ARTICLE V

                        THE DEPOSITARY, THE DEPOSITARY'S
                       AGENTS, THE REGISTRAR AND THE TRUST

                  SECTION 5.01. MAINTENANCE OF OFFICES, AGENCIES AND TRANSFER BOOKS BY THE DEPOSITARY; REGISTRAR. Upon execution of this Deposit Agreement, the Depositary shall maintain at the Depositary's office, facilities for the execution and delivery, registration and registration of transfer, surrender and exchange of Receipts, and at the offices of the Depositary's Agents, if any, facilities for the delivery, registration of transfer, surrender and exchange of Receipts, all in accordance with the provisions of this Deposit Agreement.

                  The Depositary shall keep books at the Depositary's Office for the registration and registration of transfer of Receipts, which books during normal business hours shall be open for inspection by the record holders of Receipts PROVIDED, that any such holder requesting to exercise such right shall certify to the Depositary that such inspection shall be for a proper purpose reasonably related to such person's interest as an owner of Depositary Shares evidenced by the Receipts.

                  The Depositary may close such books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder.

                  The Depositary may, with the approval of the Trust, appoint a Registrar for registration of the Receipts or the Depositary Shares evidenced thereby. If the Receipts or the Depositary Shares evidenced thereby or the Shares represented by such Depositary Shares shall be listed on one or more national stock exchanges, the Depositary will appoint a Registrar (acceptable to the Trust) for registration of such Receipts or Depositary Shares in accordance with any requirements of such exchange. Such Registrar (which may be the Depositary if so permitted by the requirements of any such exchange) may be removed and a substitute registrar appointed by the Depositary upon the request or with the approval of the Trust. If the Receipts, such Depositary Shares or such Shares are listed on one or more other stock exchanges, the Depositary will, at the request and at the expense of the Trust, arrange such facilities for the delivery, registration, registration of transfer, surrender and exchange of such Receipts, such Depositary Shares or such Shares as may be required by law or applicable stock exchange regulation.

                  The Depositary may from time to time appoint Depositary's Agents to act in any respect for the Depositary for the purposes of this Deposit Agreement and may at any time appoint additional Depositary's Agents and vary or terminate the appointment of such Depositary's Agents.

The Depositary will notify the Trust of any such action.

                  SECTION 5.02. PREVENTION OF OR DELAY IN PERFORMANCE BY THE DEPOSITARY, DEPOSITARY'S AGENT, THE REGISTRAR OR THE TRUST. Neither the Depositary nor any Depositary's Agent nor the Registrar nor the Trust shall incur any liability to any holder of any Receipt if by reason of any provision of any present or future law or regulation thereunder, of the United States of America or of any other governmental authority or, in the case of the Depositary, the Depositary's Agent or the Registrar, by reason or any provision, present or future, of the Trust's Amended and Restated Declaration of Trust or by reason of any act of God or war or other circumstance beyond the reasonable control of the relevant party, the Depositary, the Depositary's Agent, the Registrar or the Trust shall be prevented, delayed or forbidden from, or subjected to any penalty on account of, doing or performing any act or thing which the terms of this Deposit Agreement provide shall be done or performed; nor shall the Depositary, any Depositary's Agent, the Registrar or the Trust incur liability to any holder of a Receipt (i) by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing which the terms of this Deposit Agreement shall provide shall or may be done or performed, or (ii) by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement except, in the case of any such exercise or failure to exercise discretion not caused as aforesaid, if caused by the negligence or willful misconduct of the party charged with such exercise or failure to exercise.

                  SECTION 5.03. OBLIGATION OF THE DEPOSITARY, THE DEPOSITARY'S AGENTS, THE REGISTRAR AND THE TRUST. Neither the Depositary nor any Depositary's Agent nor the Registrar nor the Trust assumes any obligation or shall be subject to any liability under this Deposit Agreement or any Receipt to holders of Receipts other than for its negligence, willful misconduct or bad faith.

                  Neither the Depositary nor any Depositary's Agent nor the Registrar shall be under obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of the Shares, the Depositary Shares or the Receipts which in its opinion may involve it in expense or liability unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required.

                  Neither the Depositary nor any Depositary's Agent nor the Registrar shall be liable for any action or any failure to act by it in reliance upon the written advice of legal counsel or accountants, or information from any person presenting Shares for deposit, any holder of a Receipt or any other person believed by it in good faith to be competent to give such information. The Depositary, any Depositary's Agent and the Registrar may each rely and shall each be protected in acting upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.

                  The Depositary shall not be responsible for any failure to carry out any instruction to vote any of the shares of Shares or for the manner or effect of any such vote made, as long as any such action or non-action is in good faith. The Depositary undertakes, and any Registrar shall be required to undertake, to perform such duties and only such duties as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Depositary or any Registrar. The Depositary will indemnify the Trust and hold it harmless from any loss, liability or expense (including the reasonable costs and expenses of defending itself) which may arise out of acts performed or omitted by the Depositary, including when such Depositary acts as Registrar, or the Depositary's Agents in connection with this Agreement due to its or their negligence, willful misconduct or bad faith.

                  The Depositary, its affiliates or subsidiaries, the Depositary's Agents, and the Registrar may own, buy, sell and deal in any class of securities of the Trust and its affiliates and in Receipts or Depositary Shares or become pecuniarily interested in any transaction in which the Trust or its affiliates may be interested or contract with or lend money to or otherwise act as fully or as freely as if it were not the Depositary, parent, affiliate or subsidiary or Depositary's Agent or Registrar hereunder. The Depositary may also act as trustee, transfer agent or registrar of any of the securities of the Trust and its affiliates.

                  It is intended that neither the Depositary nor any Depositary's Agent nor the Registrar, acting as the Depositary Agent or Registrar, as the case may be, shall be deemed to be an "issuer" of the securities under the federal securities laws or applicable state securities laws, it being expressly understood and agreed that the Depositary, any Depositary's Agent and the Registrar are acting only in a ministerial capacity as Depositary or Registrar for the Shares.

                  Neither the Depositary (or its officers, directors, employees or agents) nor any Depositary's Agent nor the Registrar makes any representation or has any responsibility as to the validity of the registration statement pursuant to which the Depositary Shares are registered under the Securities Act, the Shares, the Depositary Shares or the Receipts (except for its countersignatures thereon) or any instruments referred to therein or herein, or as to the correctness of any statement made therein or herein.

                  The Depositary assumes no responsibility for the correctness of the description that appears in the Receipts, which can be taken as a statement of the Trust summarizing certain provisions of this Deposit Agreement. Notwithstanding any other provision herein or in the Receipts, the Depositary makes no warranties or representations as to the validity, genuineness or sufficiency of any Shares at any time deposited with the Depositary hereunder or of the Depositary Shares, as to the validity or sufficiency of this Deposit Agreement, as to the value of the Depositary Shares or as to any right, title or interest of the record holders of Receipts in and to the Depositary Shares. The Depositary shall not be accountable for the use or application by the Trust of the Depositary Shares or the Receipts or the proceeds thereof.

                  SECTION 5.04. RESIGNATION AND REMOVAL OF THE DEPOSITARY; APPOINTMENT OF SUCCESSOR DEPOSITARY. The Depositary may at any time resign as Depositary hereunder by delivering notice of its election to do so to the Trust, such resignation to take effect upon the appointment of a successor Depositary and its acceptance of such appointment as hereinafter provided.

                  The Depositary may at any time be removed by the Trust by notice of such removal delivered to the Depositary, such removal to take effect upon the appointment of a successor Depositary and its acceptance of such appointment as hereinafter provided.

                  In case at any time the Depositary acting hereunder shall resign or be removed, the Trust shall, within 60 days after the delivery of the notice of resignation or removal, as the case may be, appoint a successor Depositary, which shall be a bank or trust company having its principal office in the United States of America and having a combined capital and surplus of at least $50,000,000. If no successor Depositary shall have been so appointed and have accepted appointment within 60 days after delivery of such notice, the resigning or removed Depositary may petition any court of competent jurisdiction for the appointment of a successor Depositary. Every successor Depositary shall execute and deliver to its predecessor and to the Trust an instrument in writing accepting its appointment hereunder and agreeing to become a party to this Deposit Agreement, and thereupon such successor Depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor and for all purposes shall be the Depositary under this Deposit Agreement, and such predecessor, upon payment of all sums due it and on the written request of the Trust, shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all right, title and interest in the Shares and any moneys or property held hereunder to such successor, and shall deliver to such successor a list of the record holders of all outstanding Receipts and such records, books and other information in its possession relating thereto. Any successor Depositary shall promptly mail notice of its appointment to the record holders of Receipts.

                  Any corporation into or with which the Depositary may be merged, consolidated or converted, or to which the Depositary may sell all or substantially all of its trust business, shall be the successor of such Depositary without the execution or filing of any document or any further act, and notice thereof shall not be required hereunder. Such successor Depositary may authenticate the Receipts in the name of the predecessor Depositary or in the name of the successor Depositary.

                  If at any time the Depositary shall be adjudged a bankrupt or insolvent, or shall file a petition seeking relief under any applicable Federal or State bankruptcy or insolvency law or similar law, or make an assignment for the benefit of its creditors or consent to the appointment of a receiver, conservator or custodian of all or any substantial part of its property, or shall admit in writing its inability to pay or to meet its debts as they mature, or if a receiver or custodian of it or of all or any substantial part of its property shall be appointed, or if an order of any court shall be entered for relief against it under the provisions of any applicable Federal or State bankruptcy or similar law, or if any public officer shall have taken charge or control of the Depositary or of its property or affairs, for the purpose of rehabilitation, conservation or liquidation, a successor Depositary, qualified as set forth above, shall be appointed by the Trust by an instrument in writing, filed with the successor Depositary. Upon the appointment as herein provided of a successor Depositary and acceptance by the latter of such appointment, the Depositary so superseded shall cease to be Depositary under this Agreement.

                  SECTION 5.05. CORPORATE NOTICES AND REPORTS. The Trust agrees that it will deliver to the Depositary, and the Depositary will, promptly after receipt thereof transmit to the record holders of Receipts, in each case at the addresses recorded in the Depositary's books, copies of all notices and reports (including without limitation financial statements) required by law or by the rules of any national securities exchange upon which the Shares, the Depositary Shares or the Receipts are listed, to be furnished to the record holders of Receipts or otherwise determine to furnish. Such transmission will be at the Trust's expense and the Trust will provide the Depositary with such number of copies of such documents as the Depositary may reasonably request.

                  SECTION 5.06. INDEMNIFICATION BY THE TRUST. The Trust shall indemnify the Depositary, any Depositary's Agent and the Registrar against, and hold each of them harmless from, any loss, liability or expense (including the reasonable costs and expenses of defending itself) which may arise out of (i) acts performed or omitted in connection with this Deposit Agreement and the Receipts (A) by the Depositary, any Registrar or any of their respective agents (including a Depositary's Agent), except for any liability arising out of negligence, willful misconduct or bad faith on the respective parts of any such person or persons, or (B) by the Trust or any of its agents or (ii) the offer, sale or registration of the Depositary Shares or the Shares pursuant to the provisions hereof. The obligations of the Trust set forth in this Section 5.06 shall survive any succession of any Depositary or Depositary's Agent.

                  SECTION 5.07. CHARGES AND EXPENSES. The Trust shall pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. The Trust shall pay all charges of the Depositary in connection with the initial deposit of the Shares and the initial issuance of the Depositary Shares, all withdrawals of Shares by owners of Depositary Shares, and any redemption or exchange of the Shares at the option of the Trust. All other transfer and other taxes and governmental charges shall be at the expense of holders of Depositary Shares. If, at the request of a holder of Receipts, the Depositary incurs charges or expenses for which neither it nor the Trust is otherwise liable hereunder, such holder will be liable for such charges and expenses. All other charges and expenses of the Depositary and any Depositary's Agent hereunder (including, in each case, reasonable fees and expenses of counsel) incident to the performance of their respective obligations hereunder will be paid upon consultation and agreement between the Depositary and the Trust as to the amount and nature of such charges and expenses. The Depositary shall present its statement for charges and expenses to the Trust at such intervals as the Trust and the Depositary may agree.

                  SECTION 5.08. TAX COMPLIANCE. The Depositary, on its own behalf and on behalf of the Trust will comply with all applicable certification, information reporting and withholding (including "backup" withholding) requirements imposed by applicable tax laws, regulations or administrative practice with respect to (i) any payments made with respect to the Depositary Shares or (ii) the issuance, delivery, holding, transfer, redemption or exercise of rights under the Depositary Receipts or the Depositary Shares. Such compliance shall include, without limitation, the preparation and timely filing of required returns and the timely payment of all amounts required to be withheld to the appropriate taxing authority or its designated agent.

                  The Depositary shall comply with any direction received from the Trust with respect to the application of such requirements to particular payments or holders or in other particular circumstances, and may for purposes of this Agreement rely on any such direction in accordance with the provisions of Section 5.03 hereof.

                  The Depositary shall maintain all appropriate records documenting compliance with such requirements, and shall make such records available on request to the Trust or to its authorized representatives.

                                   ARTICLE VI

                            AMENDMENT AND TERMINATION

                  SECTION 6.01. AMENDMENT. The form of the Receipts and any provisions of this Deposit Agreement may at any time and from time to time be amended by agreement between the Trust and the Depositary in any respect which they may deem necessary or desirable; PROVIDED, HOWEVER, that no such amendment which shall materially and adversely alter the rights of the holders of Receipts shall be effective unless such amendment shall have been approved by the holders of at least a majority of the Depositary Shares then outstanding. Every holder of an outstanding Receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right, subject to the provisions of Sections 2.05, 2.08 and Article III, of any owner of Depositary Shares to surrender the Receipt evidencing such Depositary Shares with instructions to the Depositary to deliver to the such holder the Shares and all money and other property, if any, represented thereby, except in order to comply with mandatory provisions of applicable law.

                  SECTION 6.02. TERMINATION. This Deposit Agreement may be terminated by the Trust or the Depositary only after (i)(A) all outstanding Depositary Shares shall have been redeemed and any accumulated but unpaid dividends on the Shares represented by the Depositary Shares, together with all other moneys and property, if any, to which holders of the related Receipts are entitled under the terms of such Receipts or this Deposit Agreement, have been paid or distributed as provided in this Deposit Agreement or provision therefor has been duly made pursuant to Section 2.08, or (B) there shall have been made a final distribution in respect of the Shares in connection with any liquidation, dissolution or winding up of the Trust and such distribution shall have been distributed to the holders of Receipts pursuant to Section 4.01 or 4.02, as applicable and (ii) reasonable notice has been given to any holders of Receipts.

                  If any Receipts shall remain outstanding after the date of termination of this Deposit Agreement, the Depositary thereafter shall discontinue the transfer of Receipts, shall suspend the distribution of dividends to the holders thereof and shall not give any further notices (other than notice of such termination) or perform any further acts under this Deposit Agreement except that the Depositary shall continue to collect dividends and other distributions pertaining to Shares, shall sell rights, preferences or privileges as provided in this Deposit Agreement and shall continue to deliver the Shares and any money and other property represented by Receipts upon surrender thereof by the holders thereof. At any time after the expiration of two years from the date of termination, the Depositary may sell Shares then held hereunder at public or private sale, at such places and upon such terms as it deems proper and may thereafter hold the net proceeds of any such sale, together with any money and other property held by it hereunder, without liability for interest, for the benefit, pro rata in accordance with their holdings, of the holders of Receipts that have not theretofore been surrendered. After making such sale, the Depositary shall be discharged from all obligations under this Deposit Agreement except to account for such net proceeds and money and other property.

                  Upon the termination of this Deposit Agreement, the Trust shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary, the Registrar and any Depositary's Agent under Sections 5.06 and 5.07.

                                   ARTICLE VII

                                  MISCELLANEOUS

                  SECTION 7.01. COUNTERPARTS. This Deposit Agreement may be executed in any number of counterparts, and by each of the parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument.

                  SECTION 7.02. EXCLUSIVE BENEFIT OF PARTIES. This Deposit Agreement is for the exclusive benefit of the parties hereto, and their respective successors hereunder, and shall not be deemed to give any legal or equitable right, remedy or claim to any other person whatsoever.

                  SECTION 7.03. INVALIDITY OF PROVISIONS. In case any one or more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

                  SECTION 7.04. NOTICES. Any and all notices to be given to the Trust hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail, postage pre-paid, or by telegram or facsimile transmission confirmed by letter, addressed to the Trust at

                  The Town and Country Trust
                  Suite 1700
                  100 S. Charles Street
                  Baltimore, Maryland  21201

                  Attention:  President
                  Facsimile No.:  410-547-0789

or at any other address of which the Trust shall have notified the Depositary in writing.

                  Any and all notices to be given to the Depositary hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail, postage pre-paid, or by telegram or facsimile transmission confirmed by letter, addressed to the Depositary at the Depositary's office, at:

                  Attention:

                  Facsimile No.:

or at any other address of which the Depositary shall have notified the Trust and the holders of the Receipts in writing.

Any and all notices to be given to any record holder of a Receipt hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail, postage pre-paid, or by telegram or facsimile transmission confirmed by letter, addressed to such record holder at the address of such record holder as it appears on the books of the Depositary, or if such holder shall have filed with the Depositary a written request that notices intended for such holder be mailed to some other address, at the address designated in such request.

Delivery of a notice sent by mail or by telegram or facsimile transmission shall be deemed to be effected at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a telegram or facsimile transmission) is deposited, postage prepaid, in a post office letter box. The Depositary or the Trust may, however, act upon any telegram or facsimile transmission received by it from the other or from any holder of a Receipt, notwithstanding that such telegram or facsimile transmission shall not subsequently be confirmed by letter or as aforesaid.

                  SECTION 7.05. APPOINTMENT OF REGISTRAR. The Trust hereby also appoints the Depositary as Registrar in respect of the Receipts and the Depositary hereby accepts such appointment.

                  SECTION 7.06. HOLDERS OF RECEIPTS ARE PARTIES. The holders of Receipts from time to time shall be parties to this Deposit Agreement and shall be bound by all of the terms and conditions hereof and of the Receipts by acceptance of delivery thereof.

                  SECTION 7.07. GOVERNING LAW.   THIS DEPOSIT AGREEMENT AND
THE RECEIPTS AND ALL RIGHTS HEREUNDER AND THEREUNDER AND PROVISIONS HEREOF AND THEREOF SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                  SECTION 7.08. INSPECTION OF DEPOSIT AGREEMENT. Copies of this Deposit Agreement shall be filed with the Depositary and the Depositary's Agent and shall be open to inspection during business hours at the Depositary's Office or respective offices of the Depositary's Agent, if any, by any holder of a Receipt.

                  SECTION 7.09. HEADINGS. The headings of articles and sections in this Deposit Agreement and in the form of the Receipt set forth in Exhibit A hereto have been inserted for convenience only and are not to be regarded as a part of this Deposit Agreement or the Receipts or to have any bearing upon the meaning or interpretation of any provision contained herein or in the Receipts.

                  SECTION 7.10. TRUST DISCLAIMER. The Trust's First Amended and Restated Declaration of Trust, dated June 24, 1993, a copy of which is duly filed with the Department of Assessments and Taxation of the State of Maryland, provides that no trustee, officer, shareholder, employee or agent of the Trust shall be held to any personal liability, jointly or severally, for any obligation of or claim against the Trust. All persons dealing with the Trust in any way shall look only to the assets of the Trust for the payment of any sum or the performance of any obligation.

                  IN WITNESS WHEREOF, the Trust and the Depositary have duly executed this Agreement as of the day and year first above set forth, and all holders of Receipts shall become parties hereto by and upon acceptance by them of delivery of Receipts issued in accordance with the terms hereof.


                                          THE TOWN AND COUNTRY TRUST

                                          By: __________________________________

Attested

__________________________________
[SEAL]                                    [DEPOSITARY]

                                          By: __________________________________


Attested by

__________________________________
[SEAL]

                                                                         ANNEX A

TEMPORARY RECEIPT EXCHANGEABLE FOR DEFINITIVE               CERTIFICATE FOR
ENGRAVED RECEIPT WHEN READY FOR DELIVERY
                                                            ____________________
                                                            DEPOSITARY SHARES
                                                            TRANSFERABLE
                                                            DEPOSITARY RECEIPT
                                                            This Certificate is
                                                            transferable in
                                                            New York, New York


                                                            CUSIP_______________
                                                            SEE REVERSE FOR
                                                            CERTAIN DEFINITIONS

DEPOSITARY RECEIPT FOR DEPOSITARY SHARE, EACH
DEPOSITARY SHARE REPRESENTING A __________ INTEREST
        IN ONE ________% PREFERRED SHARE OF
        BENEFICIAL INTEREST

THE TOWN AND COUNTRY TRUST
A MARYLAND REAL ESTATE INVESTMENT TRUST

___________________, as Depositary (the "Depositary"), hereby certifies that is the registered owner of ____________________________DEPOSITARY SHARES

("Depositary Shares"), each Depositary Share representing a _____ interest in one _____% Preferred Share of Beneficial Interest, par value $.01 per share, $_________ liquidation value per preferred share (the "Shares"), of The Town and Country Trust, a Maryland real estate investment trust (the "Trust"), on deposit with the Depositary, subject to the terms and entitled to the benefits of the Deposit Agreement, dated as of _____________, ______(the "Deposit Agreement"), between the Trust and the Depositary. By accepting this Depositary Receipt, the holder hereof becomes a party to and agrees to be bound by all the terms and conditions of the Deposit Agreement. This Depositary Receipt shall not be valid or obligatory for any purpose or be entitled to any benefits under the Deposit Agreement unless it shall have been executed by the Depositary by the manual signature of a duly authorized officer, or if executed in facsimile by the Depositary, countersigned by a Registrar in respect of the Depositary Receipts by a duly authorized officer thereof.

Dated:

                                  Countersigned

                                              Depositary and Registrar

                                  By
                                              Authorized officer

                           THE TOWN AND COUNTRY TRUST

THE TOWN AND COUNTRY TRUST (THE "TRUST") WILL FURNISH WITHOUT CHARGE TO EACH RECEIPT HOLDER WHO SO REQUESTS A COPY OF THE DEPOSIT AGREEMENT AND A STATEMENT OR SUMMARY OF THE DECLARATION OF TRUST ESTABLISHING THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIFIED RIGHTS OF THE % PREFERRED SHARES AND EACH OTHER CLASS OF PREFERRED SHARES OR SERIES THEREOF OR OTHER SHARES WHICH THE TRUST IS AUTHORIZED TO ISSUE AND OF THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS. ANY SUCH REQUEST SHOULD BE ADDRESSED TO THE TOWN AND COUNTRY TRUST, SUITE 1700, 100 S. CHARLES STREET, BALTIMORE, MARYLAND 21201; ATTENTION: PRESIDENT.

THIS RECEIPT, THE DEPOSITARY SHARES AND THE SHARES ARE SUBJECT TO RESTRICTIONS ON TRANSFER FOR THE PURPOSE OF THE TRUST'S MAINTENANCE OF ITS STATUS AS A REAL ESTATE INVESTMENT TRUST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). WITH CERTAIN FURTHER RESTRICTIONS AND EXCEPTIONS SET FORTH IN THE DECLARATION, NO PERSON MAY BENEFICIALLY OWN DEPOSITARY SHARES, SHARES AND/OR OTHER SHARES OF THE TRUST IN EXCESS OF 5.0% (OR SUCH GREATER PERCENTAGE AS MAY BE DETERMINED BY THE BOARD OF TRUSTEES OF THE TRUST) OF THE LESSER OF THE NUMBER OR VALUE OF THE OUTSTANDING SHARES OF BENEFICIAL INTEREST AND DEPOSITARY SHARES OF THE TRUST (UNLESS SUCH PERSON SPECIFICALLY SHALL HAVE BEEN EXEMPTED BY THE BOARD OF TRUSTEES). ANY RECEIPT, DEPOSITARY SHARES AND/OR SHARES HELD IN EXCESS OF THE ABOVE LIMITATIONS MAY BE SUBJECT TO MANDATORY REDEMPTION IN CERTAIN EVENTS AND TO LIMITATIONS ON THE ASSOCIATED RIGHTS TO RECEIVE DISTRIBUTIONS FROM THE TRUST OR TO EXERCISE VOTING RIGHTS, AND CERTAIN PURPORTED ACQUISITIONS OF RECEIPTS, DEPOSITARY SHARES AND/OR SHARES IN EXCESS OF SUCH LIMITATIONS, OR WHICH WOULD RESULT IN THE DISQUALIFICATION OF THE TRUST AS A REAL ESTATE INVESTMENT TRUST UNDER THE CODE, SHALL BE VOID AB INITIO. ALL CAPITALIZED TERMS IN THIS LEGEND HAVE THE MEANINGS SET FORTH IN THE DECLARATION, A COPY OF WHICH, INCLUDING THE RESTRICTIONS ON TRANSFER, WILL BE SENT WITHOUT CHARGE TO EACH SHAREHOLDER WHO SO REQUESTS.

                                  ABBREVIATIONS

                  The following abbreviations, when sued in the inscription on the face of this Depositary Receipt, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -         as tenants in common
TEN ENT -         as tenants by the entireties
JT TEN  -         as joint tenants with right
                  of survivorship and not as
                  tenants in common

UNIF GIFT MIN ACT -         ________Custodian_________
                             (Cust)           (Minor)

                            under Uniform Gifts to
                            Minors Act _______________
                                          (State)

UNIF TRANS MIN ACT -        __________Custodian (until age _____)
                              (Cust)

                            _______ under Uniform Transfers
                            (Minor)
                            to Minors Act ______________
                                            (State)

                                    Additional abbreviations may also be used though not in the above list.

                                      -21-